Exhibit 5.1

September 28, 2006

Kenexa Corporation
650 East Swedesford Road
Wayne, PA  19087

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Kenexa Corporation, a Pennsylvania corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $200,000,000 in aggregate offering price of: (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (2) one or more series of shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (3)  one or more series of Preferred Stock represented by depositary shares (“Depositary Shares”) (4) debt securities of the Company (the “Debt Securities”), (5) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”) and (6) units consisting of one or more shares of Common Stock, Preferred Stock, Depositary Shares and Warrants in any combination (“Units”) (collectively, the “Securities”). The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective.

You have requested that we render the opinion set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission under the Securities Act.

We have examined the Registration Statement, the exhibits to the Registration Statement, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”), as in effect on the date hereof, certain resolutions of the board of directors of the Company and such other documents, corporate records, and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Securities will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Articles, the Bylaws and applicable Pennsylvania law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that (1) prior to any issuance of Preferred Stock, or Depositary Shares representing shares of Preferred Stock, or Units that contain Preferred Stock, such Preferred Stock shall be classified in accordance with the Articles and applicable Pennsylvania law and an appropriate designation shall be duly filed for recordation with the Department of State of the Commonwealth of Pennsylvania; (2) any Depositary Shares will be issued by a depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each between the

Company and a financial institution identified therein as depositary (each, a “Depositary”); (3) the indenture (“Indenture”) by and between the Company and a trustee to be named (“Trustee”) pursuant to which Debt Securities are to be issued and sold will have been duly authorized, executed and delivered by the parties thereto; and (4) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indenture and all applicable laws and regulations.

In expressing the opinions set forth below, we have further assumed that the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), each between the Company and a financial institution identified therein as a warrant agent (the “Warrant Agent”). To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the terms of the Warrants and of their issuance will be consistent with the Warrant Agreement, that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.     Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that at the time of any offering or sale of such Common Stock, the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.     Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the classification of such Preferred Stock in accordance with applicable law and the filing of appropriate designations and the due execution, countersignature and delivery of certificates evidencing the Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, the Preferred Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

3.     Upon completion of all Authorizing Proceedings relating to the Securities that are Warrants and the due execution, authentication and delivery of documents representing such Warrants and any related Warrant Agreements, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock, shares of Preferred Stock and/or Debt Securities as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’

rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.     Upon the completion of all Authorizing Proceedings relating to securities that are Depositary Shares and upon the classification of the Preferred Stock underlying the Depositary Shares in accordance with applicable law and the filing of appropriate designations and the due execution, countersignature and delivery of a Deposit Agreement and certificates evidencing the Preferred Stock underlying the Depositary Shares and depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) in the form provided by such Deposit Agreement, such Depositary Shares will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement for such Depositary Shares.

5.     Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution and delivery of the Debt Securities pursuant to an Indenture, the Debt Securities will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.     Upon completion of all Authorizing Proceedings relating to Securities that are Units and the due execution, authentication and delivery of documents representing such Units and any other documents related to such Units, and assuming that at the time of any offering or sale of such Units, the Company shall have such number of Securities authorized and available for issuance that are components of such Units, the Units will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. An additional legal opinion shall be issued and filed with the Commission upon the issuance of Securities in accordance with the terms of the Registration Statement.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,
/S/ PEPPER HAMILTON LLP
PEPPER HAMILTON LLP